Exhibit 99.3



2018 Second Quarter Results Investor Call

August 1, 2018

Safe Harbor Statement

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our second quarter and first half 2018 and 2017 results. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy's consolidated net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements are based on current expectations, estimates, assumptions or projections and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers, acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our transmission and distribution systems, ability or inability to commence and complete our major strategic development projects and opportunities, actions or inaction of local, state and federal regulatory, public policy and taxing bodies, substandard performance of third-party suppliers and service providers, fluctuations in weather patterns, including extreme weather due to climate change, changes in business conditions, which could include disruptive technology related to our current or future business model, increased conservation measures of customers and development of alternative energy sources, contamination of or disruption in our water supplies, changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability, changes in levels or timing of capital expenditures, disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly, changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations, changes in accounting standards and financial reporting regulations, actions of rating agencies, and other presently unknown or unforeseen factors. Other risk factors are detailed in Eversource Energy's reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy's website at www.eversource.com and the SEC's website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

EVERSOURCE ENERGY

Second Quarter and First Half 2018 Results

	2Q 2018	2Q 2017	2Q Change	1H 2018	1H 2017	1H Change
Electric Distribution	$0.32	$0.38	$0.06	$0.65	$0.74	$0.09
Electric Transmission	0.35	0.30	0.05	0.69	0.60	0.09
Natural Gas Distribution	0.02	0.01	0.01	0.20	0.17	0.03
Water Distribution	0.02	0.00	0.02	0.03	0.00	0.03
Parent & Other	0.05	0.03	0.02	0.04	0.03	0.01
Reported EPS (GAAP)	$0.76	$0.72	$0.04	$1.61	$1.54	$0.07

Recent Regulatory Developments

Connecticut:

- New CL&P rates took effect 5/1/18
- Yankee Gas filed three-year rate plan with PURA
  - Increases requested of $49 million on 1/1/19, $21 million on 1/1/20, and $16 million on 1/1/21
  - Requested 10.25% ROE
  - Proposed capital investment of $211.8 million in 2019; $223.6 million in 2020; $232.8 million in 2021 ($156.4 million in 2017)
  - Implementation of revenue decoupling

Massachusetts:

- DPU approved 3-year grid modernization plan for NSTAR Electric
  - $133 million capital investment from 2018-2020 all on grid facing technology solutions
  - $100 million for battery storage and EV infrastructure approved in 2017 rate case
  - Investment to be recovered through a capital tracker
  - New 3-year grid modernization plan will be filed in 2020 for 2021-2023 time period

Mid-Year Update to Our Utility Core Business Four-Year Capital Plan

(in millions)


$6,511*
$347
$335
$1,194
$2,887
$1,748
$2,742*
$178
$100
$422
$1,170
$872
On Target
Now Projecting $7.1 Billion
2018E
2019-2021E
Transmission
Electric Distribution & Solar
Gas Distribution
Water
Other, Including IT

* February 2018 10-K estimate

Incremental Investments Expected to Grow Aquarion Rate Base 2 to 3 Times Faster Than Before Eversource Acquisition



Year- End Rate Base in $ Millions
10% Overall Growth Over 3 Years
35% Overall Growth Over 4 Years
$690
$700
$740
$760
$810
$900
$950
$1,030
2014
2015
2016
2017
2018E
2019E
2020E
2021E

Drivers of Expected Increase in Utility Capital Expenditures

Transmission (up $300M since February):

- Additional investments in structures and system hardening as a result of robust maintenance programs and post-March and May storm assessments

Electric Distribution (up $200M since February):

- Additional automation, distribution facility upgrades and storm hardening investments identified during March and May post-storm assessments
- Greater than expected customer growth rate in Greater Boston area driving need for increased substation investments

Natural Gas Distribution (up $100M since February):

- Acceleration of cast iron and bare steel pipe replacement programs in MA
- Additional plant upgrades at Hopkinton LNG facility for reliability

Eversource can achieve long-term EPS growth around the middle of its 5% to 7% CAGR with no major projects (Northern Pass, Off-Shore Wind, Access Northeast) and no share repurchases